EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Talon Therapeutics, Inc.
South San Francisco, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 1, 2013, relating to the financial statements of Talon Therapeutics, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Jose, California
April 1, 2013